PROXY

WASATCH INTERACTIVE LEARNING CORPORATION

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, a stockholder of Wasatch Interactive Learning Corporation, a Washington corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/ Prospectus dated March 2, 2001 for the Special Meeting of Stockholders to be held on Thursday, April 5, 2001 at 9:00 A.M., local time, at the offices of Wasatch Interactive Learning Corporation located at 5250 South Commerce Drive, Salt Lake City, Utah and appoints BARBARA J. MORRIS and CAROL LOOMIS, each with the power to appoint a substitute and to act alone, proxies of the undersigned to vote at the Special Meeting and any adjournments thereof all shares of stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. The attorney-in-fact shall be present and shall act at the Special Meeting or any and all adjournments thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, AND AS SAID PROXIES SHALL DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(continued and to be completed, signed and dated on the reverse side)

    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE [X] IN BLUE OR BLACK INK

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 31, 2001, as amended on February 20, 2001, by and among PLATO Learning, Inc., WILC Acquisition Corporation, a wholly-owned subsidiary of PLATO, and Wasatch Interactive Learning Corporation pursuant to which, among other things, Wasatch Interactive Learning Corporation will merge with and into WILC.

         FOR         AGAINST         ABSTAIN

2.	To adopt and approve, in their discretion, such other matters which may properly come before the Special Meeting or any adjournments thereof.

    Please sign exactly as the names appear below on this Proxy. If stock is jointly held, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Dated:	, 2001

Signature(s) of Stockholder(s)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.